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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 15, 2009
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.
On October 15, 2009, executive management formally approved plans to change our French distribution and support model by migrating all relevant French distribution and support functions into our European organization, based out of our European Headquarters in Amsterdam, The Netherlands and subsequently close our distribution and finance support office in Créteil, France. Direct sales in France will continue and will be serviced by independent sales agents. We expect to complete these changes and, as a result, close our office in Créteil by December 31, 2009.
Management estimates the pre-tax restructuring charges will total approximately $4 million to $5 million. These cash charges include severance and benefits costs, external legal and professional fees, and other costs. Meetings with local staff representatives must be completed before the total amount of the restructuring charges, timing, and ongoing benefits of the targeted changes can be definitively known. This process may span several months; however we anticipate recording $3 million to $4 million of these charges during the fourth quarter of 2009. At this time, we cannot estimate the amount of charges associated with each major category of charges related to this action; therefore, we plan to file an amended Form 8-K at the time this information becomes available.
We anticipate that these actions will initially have a slightly negative impact on our consolidated net sales levels; however, excluding the restructuring charges, will be neutral to slightly accretive to earnings immediately.
This Form 8-K contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Such risks and uncertainties include those discussed in our filings with the Securities and Exchange Commission (including our annual report on Form 10-K for the year ended December 31, 2008, under the heading, “Risk Factors” and our quarterly report on Form 10-Q for the quarter ended June 30, 2009). Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date of this filing, and we undertake no obligation to update such statements after this date.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 20, 2009

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

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